UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 22, 2018
Date of Report (Date of Earliest Event Reported)
ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

⃞

Item 2.02	Results of Operations and Financial Condition.

On February 28, 2018, Itron Inc. issued a press release announcing its financial results for the three months and full year ended December 31, 2017. A copy of this press release and accompanying financial statements are attached as Exhibit 99.1.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 22, 2018, our Board of Directors (“Board”) approved a restructuring plan (the “2018 Projects”). The 2018 Projects will include activities that continue our efforts to optimize our global supply chain and manufacturing operations, product development, and sales and marketing organizations.  We expect to substantially complete the plan by the end of 2020. We estimate pre-tax restructuring charges of $100 million to $110 million with approximately 20% related to closing or consolidating facilities and non-manufacturing operations and approximately 80% associated with severance and other one-time termination benefits. Of the total estimated charge, approximately 95% will result in cash expenditures. We expect to record the majority of the charges in the first quarter of 2018. The 2018 Projects are expected to result in approximately $45 million to $50 million of annualized savings when substantially complete.

Many of our employees are represented by unions or works councils, which requires consultation, and potential restructuring projects may be subject to regulatory approval, both of which could impact the timing of planned savings in certain jurisdictions.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 22, 2018, Kirby Dyess and Peter Mainz, each members of the Board, informed the Board that they will not stand for re-election and will retire at the Company’s next annual general meeting in the second quarter of 2018. Ms. Dyess also serves as a member of the Corporate Governance Committee and the Compensation Committee. Mr. Mainz also serves as a member of the Compensation Committee and the Value Enhancement Committee. The Company would like to thank each of Ms. Dyess and Mr. Mainz for their many contributions to the Company and wish them the best in their future endeavors.  Upon their departures from the Board, the Board will be reduced from eleven to nine members at the next annual general meeting.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 28, 2018.*

*  This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Exchange Act.

The information presented in this Current Report on Form 8-K may contain forward-looking statements within in the meaning of the Private Securities Litigation Reform Act of 1995.  These statements relate to our expectations about revenues, operations, financial performance, earnings, earnings per share, cash flows and other financial results. Although we believe the estimates and assumptions upon which these forward-looking statements are based are reasonable, any of these estimates or assumptions could prove to be inaccurate and the forward-looking statements based on these estimates and assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of the factors that we believe could affect our results include our ability to execute on our restructuring plan, our ability to achieve estimated cost savings, the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, adverse impacts of litigation, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks and other factors that are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2016 and other reports on file with the Securities and Exchange Commission. The Company undertakes no obligation to update this information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

Dated: February 28, 2018	By:	/s/ Joan S. Hooper
Joan S. Hooper
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated February 28, 2018.*

*  This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Exchange Act.